Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis – July 2013

Series	2003-4
Deal Size	$725MM
Expected Maturity	10/15/2013

Yield	12.01%
Less: Coupon	0.55%
Servicing Fee	0.74%
Net Credit Losses	1.75%
Excess Spread:
July-13	8.97%
June-13	10.71%
May-13	14.10%
Three Month Average Excess Spread	11.26%

Delinquency:
30 to 59 Days	0.42%
60 to 89 Days	0.34%
90+ Days	0.71%
Total	1.47%

Principal Payment Rate	25.74%

Note:	The Controlled Accumulation period for Series 2003-4 commenced at the close of business on March 31, 2013. The performance statistics for Series 2003-4 reflect the impact of principal accumulation.